UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Lantronix, Inc. (the “Company”) previously approved amended and restated versions of the Company’s 2020 Performance Incentive Plan (the “Incentive Plan”) and the Company’s 2013 Employee Stock Purchase Plan (the “ESPP”), subject in each case to approval of the amendments described below by the Company’s stockholders. At the Company’s annual meeting of stockholders held on November 8, 2022 (the “Annual Meeting”), the Company’s stockholders approved the amendments to the Incentive Plan and the ESPP. Among other things, the amendments to the Incentive Plan (i) increase the aggregate number of shares of the Company’s common stock available for award grants under the plan by 1,800,000 shares (so that the new aggregate share limit for the Incentive Plan is 5,349,047 shares); (ii) modify the Incentive Plan’s share-counting rules to provide that shares withheld to satisfy the exercise price or tax withholding obligations of awards under the Incentive Plan or the Company’s 2010 Stock Incentive Plan will not be available for new awards under the Incentive Plan and that, upon exercise of a stock appreciation rights award settled in shares, the gross number of underlying shares as to which the exercise relates will be counted against the plan’s share limit; and (iii) clarify that any dividends and/or dividend equivalents credited to a participant as to an unvested award will be subject to the same vesting requirements as the corresponding portion of the award to which they relate. Among other things, the amendments to the ESPP (i) increase the aggregate number of shares of the Company’s common stock that may be issued under the plan by 500,000 shares (so that the new limit on the number of shares that may be issued under the ESPP is 1,800,000 shares); and (ii) extend the term of the ESPP until August 9, 2032.

The preceding summaries of the Incentive Plan and the ESPP are qualified in their entirety by reference to the full texts of the Incentive Plan and the ESPP, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       The Company held its Annual Meeting on November 8, 2022.

(b)       At the Annual Meeting, the Company’s stockholders (a) elected six nominees, Paul Pickle, Jason Cohenour, Paul F. Folino, Phu Hoang, Heidi Nguyen and Hoshi Printer, to the Board of Directors of the Company to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2023 (“Auditor Ratification”), (c) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the SEC on October 7, 2022 (“Advisory Compensation Vote”), (d) approved amendments to the Incentive Plan, including to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares (“Incentive Plan Approval”), and (e) approved amendments to the ESPP to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and approve a new 10-year term for the plan (“ESPP Approval”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Paul Pickle	19,717,122	74,828	8,477	5,563,580
Jason Cohenour	19,526,506	265,465	8,456	5,563,580
Paul F. Folino	19,629,464	162,307	8,656	5,563,580
Phu Hoang	19,734,889	56,595	8,943	5,563,580
Heidi Nguyen	19,590,746	201,303	8,378	5,563,580
Hoshi Printer	19,648,224	144,726	7,477	5,563,580

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Auditor Ratification

For	Against	Abstain
25,217,472	19,370	127,165

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
19,507,091	84,159	209,177	5,563,580

Incentive Plan Approval

For	Against	Abstain	Broker Non-Votes
19,137,212	484,783	178,432	5,563,580

ESPP Approval

For	Against	Abstain	Broker Non-Votes
19,246,712	376,243	177,472	5,563,580

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lantronix, Inc. 2020 Performance Incentive Plan, as amended and restated.
10.2	Lantronix, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2022	LANTRONIX, INC.

	By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

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